Exhibit D
RESTRICTED STOCK CERTIFICATE AND AGREEMENT
     I, the Pledgor, am delivering this Certificate and Agreement to Merrill Lynch International Bank Limited (London Branch) (“Lender”) in connection with my pledge of shares of control or restricted stock, as described in Schedule A hereto (the “Pledged Securities”), to Lender in connection with a credit facility (the “Facility”) to be made available by the Lender to the borrower whose name appears in the signature area below (“Borrower”) pursuant to the Credit Facility Letter/Application Form and associated Terms Sheet between the Borrower, the Pledgor (where different from the Borrower) and the Lender (the “Agreement”). This certificate and agreement shall form part of the Agreement and defined terms used herein shall have the meaning given to them in the Agreement.
     In consideration of the covenants set forth below and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, I hereby represent, warrant and covenant (for so long as any obligations and/or liabilities shall remain unpaid and the Agreement shall be in effect) to the Lender that:
          (a) Except as disclosed on Schedule A hereto, there are no securities of the same class or convertible into the same class as the Pledged Securities held by me or any other person with whom I must aggregate sales of Pledged Securities under Securities and Exchange Commission (“S.E.C.”) Rule 144 as of the date hereof and as amended from time to time. I understand that I must aggregate with the following (each an “Aggregated Person”):
                    (1) my spouse (“Spouse”) and any of my relatives residing in the same household (“Relative”);
                    (2) any trust for which I, Spouse, any Relative or any Relative of Spouse acts as trustee;
                    (3) any estate for which I, Spouse or any Relative or any Relative of Spouse acts as executor, administrator, trustee, guardian, conservator or acts in any similar capacity,
                    (4) any trust in which I, Spouse, any Relative or any Relative of Spouse has ten percent (10%) or greater beneficial interest;
                    (5) any corporation, partnership or other entity or organization in which I, Spouse, any Relative or any Relative of Spouse has ten percent (10%) or more of any class of equity securities or lot or more of the equity interest;
Restricted Stock Certificate

                    (6) any of my donees who have been given shares of the issuer of the Pledged Securities within the last twelve months;
                    (7) any of my donors if the shares were given by any donor within the last twelve months;
                    (8) any of my pledgees, unless the obligation secured by the pledge has been in default for more than one year;
                    (9) any of my pledgors, unless the obligation secured by the pledge has been in default for more than one year; or
                  (10) any person with whom I am acting in concert.
          (b) Except as disclosed on Schedule B, neither I nor any Aggregated Person has sold any securities of the same class of securities as the Pledged Securities, or has sold any securities which are convertible into such securities, or has sold any options, puts or calls for such securities within the preceding three months. Neither I nor any Aggregated Person has any sale order open with any broker to sell securities of the same class of securities as the Pledged Securities or to sell convertible securities which are convertible into such securities, or to sell options, puts or calls for such securities.
          (c) I will provide the Lender with immediate written notice of the sale of securities of the same class or convertible into the same class as the Pledged Securities or the sale of options, puts and calls relating to securities of the same class or convertible into the same class as the Pledged Securities, in either case, by me or any Aggregated Person, or any change in the representations in the preceding clause (a).
          (d) I agree that, during the term of the Facility, I will not (and will use my best efforts to cause any other Aggregated Person not to) pledge to any person other than the Lender, or sell, transfer or otherwise dispose of, any securities of the same class or convertible into the same class as the Pledged Securities as security for any obligation without the express, advance, written consent of the Lender. I further agree that I will (and will use my best efforts to cause any other Aggregated Person to) execute all future purchases or sales of securities of the same class or convertible into the same class of securities as the Pledged Securities exclusively through Merrill Lynch, Pierce, Fenner & Smith Incorporated.
          (e) In the event the Lender requires me to deposit additional collateral in the Collateral Account I agree to deposit only cash or non-control, non-restricted securities acceptable to the Lender to bring the value of the Collateral up to the required value. I agree and acknowledge that, the Lender shall be entitled to take
Restricted Stock Certificate

market action against any securities held in the Collateral Account in accordance with the terms of the Agreement and, where appropriate, the Lender may execute and file the requisite number of S.E.C. Forms 144 on behalf of the Pledgor.
          (f) In the event the Lender sells, assigns and delivers or otherwise transfers any of the Pledged Securities under the Agreement (a “Liquidation”), I will cooperate with the Lender in taking any and all action that the Lender deems necessary or appropriate to effect or facilitate such Liquidation. I agree that the Lender may, in its sole and absolute discretion, sell all or any part of the Pledged Securities at private sale in such manner and under such circumstances as the Lender may deem necessary or advisable in order that the sale may be lawfully conducted. Without limiting the foregoing, the Lender may (i) approach and negotiate with only one or a limited number of potential purchasers, and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Securities for their own account for investment and not with a view to distribution or resale thereof. In the event that any of the Pledged Securities are sold at private sale, I agree that if the Pledged Securities are sold for a price which the Lender in good faith believed to be reasonable, then (i) the sale will be deemed to be commercially reasonable in all respects, (ii) I will not be entitled to credit against ray obligations to the Lender in an amount in excess of the purchase price, and (iii) the Lender will not incur any liability or responsibility to me in connection therewith, notwithstanding the possibility that a substantially higher price might have been realized at a public sale.
          (g) I understand and acknowledge that I may incur monetary liability to the issuer of certain of the Pledged Securities under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), in connection with a sale of the Pledged Securities, whether initiated by me or by the Lender. I acknowledge that any such liability is strictly personal to me, and agree to indemnify and hold the Lender harmless from and against any and all losses, costs, liabilities or expenses arising out of or relating to a purchase or sale of any of the Pledged Securities under Section 16(b) of the 1934 Act at any time whatsoever.
          (h) I have verified that the most recent report, quarterly or annual, required to be filed by the issuer of the Pledged Securities with the SEC has been filed and contains a statement that the issuer has met the requirements for providing “adequate public information” set forth in paragraph (c) (1) of Rule 144, or I have relied upon a more recent written statement of the issuer (a copy of which has also been provided to the Lender) that the issuer has complied with such reporting requirements. I do not know, or have reason to believe, that the issuer has not met such requirements. I do not possess any material, adverse, nonpublic information regarding the issuer of the Pledged Securities or its prospects.
Restricted Stock Certificate

          (i) I represent and warrant that I am familiar with S.E.C. Rules 144 and 145 promulgated under the Securities Act of 1933, as amended.
          (j) I represent that: (a) I obtained or will obtain the Pledged Securities, and that the Pledged Securities have been or will be fully paid for, in each case, on the date(s) set forth on Schedule A; (ii) I obtained or will obtain the Pledged Securities from the person(s) and in the manner (for example, on the open market, exercise of stock option, gift, in a private transaction from the issuer) set forth on Schedule A; (iii) the total number of securities of the same class as the Pledged Securities owned by me is as set forth on Schedule A; (iv) the total number of securities of the same class as the Pledged Securities owned by the persons listed in paragraph (a) above is as set forth on Schedule A; (v) the total number of securities of all classes of the issuer of the Pledged Securities owned by me is as set forth on Schedule A; and (vi) the total number of securities of all classes of the issuer of the Pledged Securities owned by the persons listed in paragraph (a) above is as set forth on Schedule A.
          (k) I agree that any breach of any warranty, representation or covenant contained herein shall constitute an Event of Default under the Agreement and entitle the Lender to take such action as it is entitled to under the terms thereof as it deems appropriate.
     THIS CERTIFICATE AND AGREEMENT is dated as of August ___, 2007.
Pledgor: Agrupacion Aeroportuaria Internacional II, SA DE CV

X	/s/ Fernando Chico Pardo	X
	For and on behalf of	For and on behalf of
	Agrupacion Aeroportuaria	Agrupacion Aeroportuaria
	Internacional II, SA DE CV	Internacional II, SA DE CV

Dated		Dated

Fernando Chico Pardo

Print Name Chairman/Secretary		Print Name of Chairman/Secretary

Fernando Chico Pardo

Signature of Chairman/ Secretary		Signature of Chairman/Secretary
Restricted Stock Certificate

Accepted by MERRILL LYNCH INTERNATIONAL BANK LIMITED (LONDON BRANCH)

By:

Name:
Title:
Restricted Stock Certificate

Name of Borrower: Agrupacion Aeroportuaria Internacional II, SA DE CV
SCHEDULE A
DESCRIPTION OF CONTROL OR RESTRICTED SECURITIES

			INDICATE
			RESTRICTED
	STOCK	NO. OF	OR CONTROL	PROM WHOM AND	DATE FULLY
ISSUER (ASR)	CERT.#	SHARES	STOCK	HOW ACQUIRED	PAID FOR
Grupo Aeroportuaria del Sureste		350,000	Restricted	Tender Offer	06/23/2007
A.	Total number of securities of same class as Pledged Securities owned by Pledgor 3,572,402.

B.	Total number of securities of same class as Pledged Shares owned by persons listed in paragraph (a): 3,572,402.

C.	Total number of securities of all classes of issuer owned by Pledger: 3,572,402.

D.	Total number of securities of all classes of issuer owned by persons listed in paragraph (a): .
Restricted Stock Certificate

Schedule B
Sales of Securities
Restricted Stock Certificate

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SEC USE ONLY
DOCUMENT SEQUENCE NO.
CUSIP NUMBER
WORK LOCATION

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 144

NOTICE OF PROPOSED SALE OF SECURITIES
PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933

ATTENTION:	Transmit for filing 3 copies of this form concurrently with either placing an order with a broker to execute sale or executing a sale directly with a market maker.

1(a)	Name of Issuer	(b)	IRS Ident. No.	(c)	S.E.C. File No.

Grupo Aeroportuario del Sureste

(d)	Address of Issuer			(e)	Telephone No.

	Blvd Manual Avila Colonia Lomas de Chapultepec Mexico DF		Mexico 11000		52 5552840400

	(Street)		(City) (State) (Zip Code)		(Area Code) (Number)

2(a)	Name of Person For Whose Account the Securities are to be Sold	(b)	IRS Ident. No.	(c)	Relationship to Issuer

(d)	Address

	(Street)		(City) (State) (Zip Code)

INSTRUCTION:	The person filing this notice should contact the issuer to obtain the I.R.S. Identification Number and the S.E.C. File Number

3(a) Title of the Class of Securities to be Sold	(b) Name and Address of Each Broker Through Whom the Securities are to be Offered or Each Market Maker Who is Acquiring the Securities	SEC USE ONLY Broker-Dealer File Number	(c) Number of Shares or Other Units to be Sold (See Instr. 3(c))	(d) Aggregate Market Value (See Instr. 3(d))	(e) Number of Shares or Other Units Outstanding (See Instr. 3(e))	(f) Approximate Date of Sale (Mo/Day/Yr) (See Instr. 3(f))	(g) Name of Each Securities Exchange (See Instr. 3(g))

INSTRUCTIONS:

1.	(a)	Name of issuer
	(b)	Issuer’s I.R.S. Identification Number
	(c)	Issuer’s S.E.C. file number, if any
	(d)	Issuer’s address, including zip code
	(e)	Issuer’s telephone number, including area code

2.	(a)	Name of person for whose account the securities are to be sold
	(b)	Such person’s IRS identification number, if such person is an entity
	(c)	Such person’s relationship to the issuer (e.g., officer, director, 10% stockholder, or member of immediate family of any of the foregoing)
	(d)	Such person’s address, including zip code

3.	(a)	Title of the class of securities to be sold
	(b)	Name and address of each broker through whom the securities are intended to be sold
	(c)	Number of shares or other units to be sold (if debt securities, give the aggregate face amount)
	(d)	Aggregate market value of the securities to be sold as of a specified date within 10 days prior to the filing of this notice
	(e)	Number of shares or other units of the class outstanding, or if debt securities the face amount thereof outstanding, as shown by the most recent report or statement published by the issuer
	(f)	Approximate date on which the securities are to be sold
	(g)	Name of each securities exchange, if any, on which the securities are intended to be sold

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.
SEC 1147 (10-00)

TABLE I — SECURITIES TO BE SOLD
Furnish the following information with respect to the acquisition of the securities to be sold and with respect to the payment of all or any part of the purchase price or other consideration therefor:

Title of the Class	Date You Acquired	Nature of Acquisition Transaction	Name of Person from Whom Acquired (if gift, also give date donor acquired)	Amount of Securities Acquired	Date of Payment	Nature of Payment

INSTRUCTIONS:

1.	If the securities were purchased and full payment therefor was not made in cash at the time of purchase, explain in the table or in a note thereto the nature of the consideration given. If the consideration consisted of any note or other obligation, or if payment was made in installments describe the arrangement and state when the note or other obligation was discharged in full or the last installment paid.
2.	If within two years after the acquisition of the securities the person for whose account they are to be sold had any short positions, put or other option to dispose of securities referred to in paragraph (d)(3) of Rule 144, furnish full information with respect thereto.

TABLE II — SECURITIES SOLD DURING THE PAST 3 MONTHS
Furnish the following information as to all securities of the issuer sold during the past 3 months by the person for whose account the securities are to be sold.

Name and Address of Seller	Title of Securities Sold	Date of Sale	Amount of Securities Sold	Gross Proceeds

REMARKS:

INSTRUCTIONS:
See the definition of “person” in paragraph (a) of Rule 144. Information is to be given not only as to the person for whose account the securities are to be sold but also as to all other persons included in that definition. In addition, information shall be given as to sales by all persons whose sales are required by paragraph (e) of Rule 144 to be aggregated with sales for the account of the person filing this notice.	ATTENTION:
The person for whose account the securities to which this notice relates are to be sold hereby represents by signing this notice that he does not know any material adverse information in regard to the current and prospective operations of the issuer of the securities to be sold which has not been publicly disclosed.

/s/ Fernando Chico Pardo
DATE OF NOTICE	(SIGNATURE)

The notice shall be signed by the persons for whose account the securities are to be sold.
At least one copy of the notice shall be manually signed.
Any copies not manually signed shall bear typed or printed signatures.

ATTENTION: Intentional misstatements or omission of facts constitute Federal Criminal Violations (See 18 U.S.C. 1001)

SEC 1147 (10-00)